      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2002
                                                 Registration No. 333-__________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            DESWELL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         British Virgin Islands                          None
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification No.)

                  Unit 516 517, Hong Leong Industrial Complex,
                       No. 4 Wang Kwong Road, Kowloon Bay,
                               Kowloon, Hong Kong
                    (Address of Principal Executive Offices)

                             2001 Stock Option Plan
                            (Full title of the plan)

                                  Stephen Seung
                              2 Mott St. Suite 601
                            New York, New York 10013
                                 (212) 732-0030
                               Fax: (212) 227-5097
 (Name, address and telephone number, including area code of agent for service)

                                 With copies to:
                               Mark A. Klein, Esq.
                           Kirkpatrick & Lockhart LLP
                       10100 Santa Monica Blvd., 7th Floor
                              Los Angeles, CA 90067
                              Phone: (310) 552-5000
                               Fax: (310) 552-5001

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------

Title of each                             Proposed maximum    Proposed maximum       Amount of
class of securities      Amount to be     offering price      aggregate offering    registration
to be registered         registered(1)    per share(2)(3)     price(2)(3)               fee
-------------------------------------------------------------------------------------------------
Common Stock             750,000(3)            $11.33            $8,500,000            $782.00
-------------------------------------------------------------------------------------------------

  (1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under any of the plans by reason of any stock split, stock dividend, recapitalization, or other similar transaction.

  (2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The calculation is based upon the per share exercise price of outstanding options under the Plan as adjusted for the three-for-two stock split referred to in Note (3).

  (3) Gives effect to a three-for-two stock split declared on June 17, 2002 for outstanding shares to stockholders of record on July 8, 2002, payable on July 22, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

    (a) Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission on July 9, 2002;

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

    (c) The second two paragraphs of the section of the Registrant's Prospectus dated February 14, 2001 as field with the Securities and Exchange Commission under Rule 424(b)(3) of the Securities Act entitled "Description of Securities--Common Shares."

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Pursuant to its articles of Association and subject to British Virgin Islands law, the Company may indemnify a director or officer out of the assets of the Company against all losses or liabilities which the director or officer may have incurred in or about the execution of the duties of his office or otherwise in relation thereto. No director or officer is liable for any loss, damage or misfortune which may have been incurred by the Company in the execution of the duties of his office, or in relation thereto provided the director or officer acted honestly and in good faith with a view to the best interests of the Company and except for his own willful misconduct or negligence.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Numbers
-------
4.1          2001 Stock Option Plan of Deswell Industries, Inc. (Incorporated by reference from
             Exhibit A of the Company's Form 6-K filed with the Securities and Exchange
             Commission on December 12, 2001).

4.2          Form of Stock Option Agreement for 2001 Stock Option Plan of Deswell Industries,
             Inc.

5.1          Opinion of Harney Westwood & Riegels.

23.1         Consent of Harney Westwood & Riegels (included in Exhibit 5).

23.2         Consent of Deloitte Touche Tohmatsu.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on this 10th day of July, 2002.

                                                DESWELL INDUSTRIES, INC.


                                                By:  /s/ Richard Lau
                                                    ----------------------------
                                                         Richard Lau
                                                         Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints Richard Lau, C. P. Li, C. W. Leung, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                             Position with the Company               Date
----                             -------------------------               ----
/s/ Richard Lau                  Chief Executive Officer and Chairman
---------------                  of the Board of Directors
 Richard Lau                     (Principal Executive Officer)           July 10, 2002

/s/ C.P. Li                      Executive Director, General Manager
-----------                      and Administration for Plastic
 C. P.  Li                       Operations, Chief Financial Officer,
                                 Secretary and Member of the Board of
                                 Directors
                                 (Principal Financial Officer)           July 10, 2002

/s/ C.W. Leung                   Executive Director of Engineering for
--------------                   Plastic Operations and Member of the
C. W. Leung                      Board of Directors                      July 10, 2002

/s/ Stephen K. Seung             Member of the Board of Directors and
--------------------             United States Authorized
Stephen K. Seung                 Representative                          July 10, 2002

/s/ Hung-Hum Leung
---------------------
Hung-Hum Leung                   Member of the Board of Directors        July 10, 2002

/s/ Eliza Y.P. Pang
-------------------              Financial Controller                    July 10, 2002
Eliza Y.P. Pang                  (Principal Accounting Officer)